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THIS INDIVIDUAL EMPLOYMENT AGREEMENT IS ENTERED BY AND BETWEEN SVS MEXICANA,
S.A. DE C.V. ("SVS MEXICANA") AND MR. ALFONSO CARLOS ROMO GARZA ("EMPLOYEE"), ACCORDING TO THE FOLLOWING TERMS AND CLAUSES:


                               IN WITNESS HEREOF:

1.       SVS MEXICANA

         a) WHEREAS, SVS MEXICANA is a corporation duly established under the Mexican laws.

         b)       WHEREAS, SVS MEXICANA is based in Guadalajara, Jalisco.

         c) WHEREAS, SVS MEXICANA is represented by Mr. Alberto Medina Mora Escalante.

         d) WHEREAS, Mr. Mora has the legal capacity to enter this Contract.


2.       EMPLOYEE

         a)       WHEREAS, EMPLOYEE is a Mexican national.

         b)       WHEREAS, EMPLOYEE is 49 years of age.

         c)       WHEREAS, EMPLOYEE is married.

         d) WHEREAS, EMPLOYEE'S primary domicile is Callejon de los Ayala No. 1325, Col. Del Valle, Garza Garcia, N.L., Mexico.

         e) WHEREAS, EMPLOYEE he has the capacity and knowledge to perform the job as described below:


THEREFORE, in consideration to the premises and the mutual covenant and conditions contained herein, the parties agree as follows:

                                     CLAUSES

FIRST: EMPLOYEE will render his personal services to SVS MEXICANA as Chief Executive Officer under the direction, subordination, and dependence of its representatives.

SECOND: The duration of this contract shall be undetermined.

THIRD: EMPLOYEE shall render his services during the working hours as requested by SVS MEXICANA and according with the functions of his position in the company.

FOURTH: The monthly salary EMPLOYEE shall receive for his services is in the amount of $66,666.67 United States of America Dollars, which shall be paid on the days 15th and 30th of

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each month according to the exchange rate on that particular date. This salary includes all the benefits provided by SVS MEXICANA to its employees such as retirement plan, grocery coupons, vacation bonus, year-end bonus, and any other benefits.

FIFTH: EMPLOYEE will be allowed to take vacation time according to the time he had performed his duties and according to the vacations policies, which shall not be less than the vacation time required by law.

SIXTH: EMPLOYEE will not work during the official holidays according to the "Work Schedule", which are more than required by law.

SEVENTH: EMPLOYEE will be required to take all the necessary medical examinations to prove he does not suffer from any contagious or incurable disease prior to his hire date or during the time of this contract. Such medical examinations will be determined by SVS MEXICANA.

EIGHTH: For legal purposes, as well as law requirements, SVS MEXICANA shall recognize EMPLOYEE'S hire date as November 15, 1999.

NINTH: EMPLOYEE shall perform his duties on time. In regard to his superiors and other people assigned to represent SVS MEXICANA, EMPLOYEE shall conduct himself with good manners, showing good faith in his actions, following the rules, policies, manuals, and any other dispositions and ordinances established by SVS MEXICANA.

TENTH: SVS MEXICANA has established training programs in compliance with the Federal Labor Law, which EMPLOYEE will take as necessary and according to the nature of his services.

ELEVENTH: Both parties agree that if EMPLOYEE should have to be removed or relocated to another position, or his compensation should be increased as described in the above clause, all clauses not affected by such change shall remain in force.

IN WITNESS HEREOF, the parties have executed this Agreement on Guadalajara, Jalisco, on the 15th of November 1999

"SVS Mexicana, S.A. De C.V."                  "Employee"


/s/ Alberto Medina Mora Escalante             /s/ Alfonso Carlos Romo Garza
---------------------------------             -----------------------------

THIS DOCUMENT IS TRANSLATED FROM A DOCUMENT IN SPANISH. THE ORIGINAL SPANISH DOCUMENT WILL GOVERN IF THERE IS ANY DISCREPANCY BETWEEN THE TRANSLATED VERSION AND THE ORIGINAL DOCUMENT IN SPANISH.